Exhibit 3.1
THE COMPANIES LAW (2010 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
FIFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
NETQIN MOBILE INC.
(Adopted by Special Resolution on December 15, 2010)
1.	The name of the Company is NETQIN MOBILE INC.

2.	The Registered Office of the Company shall be at the offices of CARD Corporate Services Ltd. of Zephyr House, 122 Mary Street, P.O. Box 709, Grand Cayman KY 11107, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation to, the following:
(i) (a)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.
(b)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.
(ii)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including but without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(iii)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(iv)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(v)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(vi)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.
In the interpretation of this Memorandum of Association in general and of this Article in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Article or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Law (2009 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be

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considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The share capital of the Company is US$36,463.7272 divided into 250,000,000 Common Shares of US$0.0001 par value each, 33,250,000 Series A Preferred Shares of US$0.0001 par value each, 34,926,471 Series B Preferred Shares of US$0.0001 par value each, 29,687,500 Series C Preferred Shares of US$0.0001 par value each and 16,773,301 Series C-1 Preferred Shares of US$0.0001 par value each, with power for the Company insofar as is permitted by applicable law and the Articles of Association (including without limitation Schedule A thereto), to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2009 Revision) and, subject to the

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provisions of the Companies Law (2009 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.
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THE COMPANIES LAW (2010 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
NETQIN MOBILE INC.
(Adopted by Special Resolution on December 15, 2010)
1.	In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Equity Securities” means all Equity Securities issued by the Company; provided that the term “Additional Equity Securities” does not include (i) Employee Compensation Shares; (ii) Common Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) Common Shares issued or issuable upon conversion or exercise of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares; (iv) Common Shares issued in connection with a bona fide business acquisition by the Company of another business, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) Common Shares issued or issuable in connection with the Company’s initial public offering.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, and the term “affiliated” has the meaning correlative to the foregoing.

“Articles” means these Articles as originally framed or as from time to time altered by Special Resolution.

“As adjusted” or “as adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Applicable Conversion Price” has the meaning specified in Section 5 of Schedule A.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Board” means the board of directors of the Company.

“Company” means NETQIN MOBILE INC., an exempted company organized and existing under the laws of the Cayman Islands.

“Common Director” has the meaning specified in Section 7(b) of Schedule A.

“Common Share Equivalents” means warrants, options and rights exercisable for Common Shares or securities convertible into or exchangeable for Common Shares, including, without limitation, the Series A Preferred Shares, the Series B Preferred Shares, and the Series C Preferred Shares.

“Common Shares” has the meaning specified in Article 6A.

“Control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Converted Share” has the meaning specified in Section 5(c) of Schedule A.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director” means a member of the Board.

“Employee Compensation Shares” means up to 26,415,442 Common Shares issued or issuable to employees, consultants or Directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Employee Compensation Shares granted under a share incentive plan or other arrangement approved by the Company’s Board, including without limitation in connection with a restricted stock or other equity compensation plan or arrangement approved by the Company’s Board.

“Equity Securities” means any Common Shares or Common Share Equivalents of the Company.

“ESOP” means the Employee Stock Option Plan of the Company. “Founders” means each of the following Persons:
(i)	LIN YU (), whose PRC ID Number is 352124197612060013;

(ii)	SHI WENYONG (), whose PRC ID Number is 352124197711280513;

and

(iii)	ZHOU XU (), whose PRC ID Number is 110104690310301.
“Founders’ HoldCo” means RPL Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands.

“Group Company” means the Company, the WFOE, Beijing NetQin Technology Co., Ltd (), a company organized and existing under the Laws of the PRC and any other directly or indirectly wholly-owned subsidiary of the Company, and of their respective controlled Affiliates (with each of such Group Companies being referred to as a “Group Company”).

“Liquidation Event” has the meaning specified in Section 3(b) of the Schedule A. “Member” has the meaning ascribed to it in the Statute.
“Memorandum” means the amended and restated memorandum of association of the Company to be adopted by resolution in writing of all Members of the Company.

“Month” means calendar month.

“Original Issue Price” means US$0.10 per Series A Preferred Share, US$0.358 per Series B Preferred Share, US$0.5726 per Series C Preferred Share and US$0.8418 per Series C-1 Preferred Share.

“Original Series A Issue Date” means the date of issuance by the Company of its first Series A Preferred Share.

“Original Series B Issue Date” means the date of issuance by the Company of its first Series B Preferred Share.

“Original Series C Issue Date” means the date of issuance by the Company of its first Series C Preferred Share.

“Original Series C-1 Issue Date” means the date of issuance by the Company of its first Series C-1 Preferred Share.

“paid-up” means paid-up and/or credited as paid-up.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series C-1 Preferred Shares.

“Qualified IPO” means a firm commitment underwritten registered public offering by the Company of its Common Shares on the NASDAQ National Market System in the United States or any other exchange in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the holders of a majority of the then outstanding Series A Preferred Shares, the holders of a majority of the then outstanding Series B Preferred Shares and the holders of a majority of the then outstanding Series C Preferred Shares (each voting as a separate class) and to the Company with aggregate offering proceeds (before deduction of fees, commissions or expenses) to the Company and selling shareholders, if any, of not less than US$40,000,000 (or any cash proceeds of other currency of equivalent value) that reflects a market valuation of the Company of not less than US$200,000,000 and the price per share of no less than US$1.00.
“Redemption Amount” has the meaning specified in Section 5(c) of Schedule A.

“Registered office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 26.

“Restricted Shares” means any Common Shares, whether now authorized or not, and rights, options or warrants to purchase such Common Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Shares currently held or subsequently acquired by the Founders’ HoldCo or a Founder.

“Schedule A” means Schedule A attached to these Articles, as amended from time to time.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Conversion Price” has the meaning specified in Section 5(d) of the Schedule A.

“Series A Director” has the meaning specified in Section 7(b) of Schedule A.

“Series A Preferred Shares” has the meaning specified in Article 6A.

“Series B Conversion Price” has the meaning specified in Section 5(d) of the Schedule A.

“Series B Director” has the meaning specified in Section 7(b) of Schedule A.

“Series B Preferred Shares” has the meaning specified in Article 6A.

“Series C Conversion Price” has the meaning specified in Section 5(d) of the Schedule A.

“Series C Director” has the meaning specified in Section 7(b) of Schedule A.

“Series C Preferred Shares” has the meaning specified in Article 6A.

“Series C-1 Preferred Shares” has the meaning specified in Article 6A.

“Share” has the meaning specified in Article 6A and may also be referenced as “share” and includes any fraction of a share.

“Special Resolution,” except as otherwise provided by these Articles, has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute” means the Companies Law (2009 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“WFOE” means NetQin Mobile (Beijing) Technology Co., Ltd. (), a wholly foreign-owned enterprise established and existing under the laws of the PRC.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa. Words importing the masculine gender also include the feminine gender and vice-versa. The term “day” means “calendar day”.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.
CERTIFICATES FOR SHARES
4.	The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the

Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.
5.	Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.
ISSUE OF SHARES
6.	Subject to the provisions, if any, in the Memorandum of Association and in these Articles (including but not limited to Schedule A) and to any direction that may be given by the Company in a general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

6A	CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles the authorized share capital of the Company is US$36,463.7272, divided into 250,000,000 Common Shares, par value US$0.0001 per share (the “Common Shares”), 33,250,000 Series A Preferred Shares, par value US$0.0001 per share (the “Series A Preferred Shares”), 34,926,471 Series B Preferred Shares, par value of US$0.0001 per share (the “Series B Preferred Shares”) 29,687,500 Series C Preferred Shares, par value of US$0.0001 per share (the “Series C Preferred Shares”) and 16,773,301 Series C-1 Preferred Shares, par value of US$0.0001 per share (the “Series C-1 Preferred Shares”. The Common Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series C-1 Preferred Shares are collectively referred to herein as the “Shares.” The rights, preferences and restrictions of the Shares are set forth in Schedule A to these Articles of Association.
TRANSFER OF SHARES
7.	Subject to any agreements binding on the Company and its shareholders, shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (if any) and will not register transfers of shares that are not made in accordance with such agreements (if any). The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

7A.	PROHIBITED TRANSFERS

(i)	Except for permitted transfers as provided in Section 7A(iii) below, none of the holders of Restricted Shares shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities now held by him to any person prior to the Qualified Public Offering except with the prior written consent of the holders of at least a majority of the Series A Preferred Shares (voting as a separate class), the holders of at least a majority of the Series B Preferred Shares (voting as a separate class) and the holders of at least a majority of the Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class), or their respective permitted assigns.
(ii)	Any attempt by a party to transfer any Restricted Shares in violation of this Section 7A shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the prior written approval of the holders of at least a majority of the Series A Preferred Shares (voting as a separate class), the holders of at least a majority of the Series B Preferred Shares (voting as a separate class) and the holders of at least a majority of Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class), or their respective permitted assigns.
(iii)	Notwithstanding the provisions of this Section 7A, the Founders’ HoldCo may, on behalf of any Founder, may sell or otherwise assign, for estate planning purposes, with or without consideration, Common Shares of each Founder’s holdings, to any spouse or member of such Founder’s immediate family, or to a custodian, trustee, executor, or other fiduciary for the account of such Founder’s spouse or members of such Founder’s immediate family member, or to a trust for such Founder’s own self, or a charitable remainder trust, provided that each such Transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of such Founder and the Founders’ HoldCo under this Agreement with respect to the transferred Common Shares.
REDEMPTION AND PURCHASE OF SHARES
8.	(i)	Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.
(ii)	Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), the Company may repurchase for cancellation its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefore in any manner authorized by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES
9.	Subject to Schedule A, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series, or without the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.
The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.
10.	Subject to Schedule A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
COMMISSION ON SALE OF SHARES
11.	Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.
NON-RECOGNITION OF TRUSTS
12.	No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.
REGISTRATION OF EMPOWERING INSTRUMENTS
13.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES
14.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.
15.	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.
16.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.
AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF
CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE
17.	(a)	Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:
(i)	by Special Resolution increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	by Special Resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	by Special Resolution divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value;

(iv)	by Special Resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.
(b)	All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by resolution of the Directors change the location of its registered office.
FIXING RECORD DATE
18.	The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.
19.	If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article 19, such determination shall apply to any adjournment thereof.
GENERAL MEETING
20.	All general meetings other than annual general meetings shall be called extraordinary general meetings.
21.	The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.
22.	The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.
23.	The requisition must state the objects of the meeting and must be (a) signed by those Members submitting the requisition and (b) deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more Members submitting the requisition.
24.	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the Members submitting the requisition, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.
25.	A general meeting convened as aforesaid by Members submitting the requisition shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.
NOTICE OF GENERAL MEETINGS
26.	At least five (5) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by holders of not less than the minimum number of Shares required to approve all business proposed in the notice of the meeting submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”). Calculation of the notice period for a notice shall be exclusive of the day on which it is given or deemed to be given; and every notice shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles 21-25 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS
27.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The holders of a majority of the outstanding Shares of the Company (calculated on an as-converted basis) shall constitute a quorum; provided that no quorum exists unless holders of a majority of the outstanding Series A Preferred Shares, holders of a majority of the outstanding Series B Preferred Shares, and holders of a majority of Series C Preferred Shares and Series C-1 Preferred Shares are present, and further provided that, if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.
28.	A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.
29.	An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.
30.	If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.
31.	The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Members present shall elect one (1) of their number to be chairman of the meeting.
32.	The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.
33.	At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by Statute or these Articles, such requisite majority shall be a simple majority of votes cast.
VOTES OF MEMBERS
34.	Subject to these Articles (including but not limited to Schedule A), every Member of record present or, if such Member is a corporation or other non-natural person, such

Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.
35.	In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.
36.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.
37.	No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
38.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.
39.	Votes may be given either personally or by proxy.
PROXIES
40.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.
41.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.
42.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.
43.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS
44.	Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its Directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.
SHARES THAT MAY NOT BE VOTED
45.	Shares indirectly owned by the Company or held by the Company in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.
DIRECTORS
46.	There shall be a Board consisting of not more than seven (7) persons, unless increased by a resolution adopted by ordinary resolution of the Board and with the consent required pursuant to Schedule A.
47.	Directors shall be entitled to be reimbursed for traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other. Subject to these Articles (including but not limited to Schedule A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.
48.	Subject to these Articles (including but not limited to Schedule A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.
49.	Subject to these Articles (including but not limited to Schedule A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
50.	A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.
51.	Subject to these Articles (including but not limited to Schedule A), a Director of the Company may be or become a Director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.
52.	In addition to any further restrictions set forth in these Articles (including but not limited to Schedule A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.
53.	A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 52 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.
POWERS AND DUTIES OF DIRECTORS
54.	The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles, or as may be prescribed by the Company in general meeting provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Section 6 of Schedule A or in Article 9 without the prior approval therein required.
55.	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

56.	All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.
57.	The Directors shall cause minutes to be made in books provided for the purpose:
(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.
58.	Subject to these Articles (including but not limited to Schedule A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
59.	Subject to these Articles (including but not limited to Schedule A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.
MANAGEMENT
60.	Subject to these Articles (including but not limited to Schedule A):
(a)	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in sub Articles 60(b), 60(c), and 60(d) shall be without prejudice to the general powers conferred by this paragraph.

(b)	The Directors from time to time and at any time may establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)	The Directors from time to time and at any time may delegate to any such committee (including a compensation committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.
PROCEEDINGS OF DIRECTORS
61.	Subject to these Articles (including but not limited to Schedule A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless a higher threshold is required to be met pursuant to the Statute or these Articles, including but not limited to Schedule A) of the Directors present at a meeting at which there is a quorum, with each having one (1) vote.

62.	A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided that notice is given pursuant to Articles 91 — 95; provided further that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors.

63.	The quorum necessary for the transaction of the business of the Directors is four (4) Directors, including the Series A Director, the Series B Director, the Series C Director, and one (1) Common Director; provided, however, if such quorum cannot be obtained in two (2) consecutive meetings of Directors due to the failure of the Series A Director, the Series B Director, the Series C Director, or any Common Director to attend such meetings of Directors, then the attendance of any four (4) Directors at the next duly called meeting of Directors shall constitute a quorum. For the purposes of this Article 63 a proxy appointed by a Director shall only be counted in a quorum at a meeting at which the Director appointing him is not present; provided always that if there shall at any time be only a sole Director the quorum shall be one (1). For the purposes of this Article 63 a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

64.	Subject to Article 63, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

65.	The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

66.	Subject to these Articles (including but not limited to Schedule A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Schedule A). A committee may meet and adjourn as it thinks proper. Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

67.	The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

68.	A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

69.	A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 40 — 43 shall apply, mutatis mutandis, to the appointment of proxies by Directors.
VACATION OF OFFICE OF DIRECTOR
70.	The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 71, 72 or 73, as applicable.
APPOINTMENT AND REMOVAL OF DIRECTORS
71.	Subject to Section 7 of Schedule A, all Directors shall be elected by a majority vote of outstanding Shares of the Company.

72.	Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series of shares; provided, that the Directors shall have the power at any time and from time to time to appoint any person to be a Director in order to fill a casual vacancy on the Board.

PRESUMPTION OF ASSENT
73.	A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
SEAL
74.	The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 74, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the Secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, Secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.
OFFICERS
75.	The Company may have a president, a Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.
DIVIDENDS, DISTRIBUTIONS AND RESERVE
76.	Subject to the Statute and the provisions of these Articles (including but not limited to Schedule A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.
77.	Subject to the Statute and the provisions of these Articles (including but not limited to Schedule A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

78.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

79.	Subject to the rights of persons, if any, holding shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 79 as paid on the share.

80.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

81.	Subject to these Articles (including but not limited to Schedule A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

82.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

83.	No dividend or distribution shall bear interest against the Company.
     CAPITALIZATION
84.	Subject to these Articles (including but not limited to Schedule A), upon the recommendation of the Board, the Members may by Special Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Schedule A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.
BOOKS OF ACCOUNT
85.	The Directors shall cause proper books of account to be kept with respect to:
(a)	All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	All sales and purchases of goods by the Company; and

(c)	The assets and liabilities of the Company.
Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

86.	Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

87.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.
AUDIT
88.	Subject to these Articles (including but not limited to Schedule A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

89.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

90.	Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.
NOTICES
91.	Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members; such notice, if mailed via post, shall be forwarded via airmail if the address is outside the Cayman Islands.

92.	(a)	Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.
(b)	Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery.

(c)	Where a notice is sent via postal mail, service of notice shall be deemed to be effected by properly addressing, pre-paying and sending a letter containing the notice, with a confirmation of delivery, and by seven (7) days having passed after the letter containing the same is sent as aforesaid.
93.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

94.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 92 and 93, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

95.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:
(a)	every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.
No other person shall be entitled to receive notices of general meetings pursuant to these Articles.
WINDING UP
96.	If the Company shall be wound up, any liquidator must be approved by holders of a majority in voting power of the Series A Preferred Shares (voting as a separate class), by holders of a majority in voting power of the Series B Preferred Shares (voting as a separate class), and by holders of a majority in voting power of the Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class).

97.	If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Section 3 of Schedule A; provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.
INDEMNITY

98.	(a)	To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.
(b)	To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR
99.	Unless a majority of the Board resolves otherwise (which majority must include the Series A Director, the Series B Director and the Series C Director) the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.
TRANSFER BY WAY OF CONTINUATION
100.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the holders of a majority of the then outstanding Series A Preferred Shares (voting as a separate class), the holders of a majority of the then outstanding Series B Preferred Shares (voting as a separate class), and the holders of a majority of Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class), have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.
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SCHEDULE A
The holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-I Preferred Shares and Common Shares shall, in addition to any other rights conferred on them under these Memorandum and Articles of Association have the following rights:
(To attach)

SCHEDULE A
The holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares and Common Shares shall, in addition to any other rights conferred on them under the Fourth Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles”) have the following rights:
1.	Redemption
(a)	Notwithstanding Article 8(ii) of the Articles of Association of the Company, at any time commencing on the fourth (4th) anniversary of the Original Series C Issue Date (the “Series B, C and C-1 Redemption Start Date”) and subject to the Statute, at the option of a holder of the Series C Preferred Shares or Series C-1 Preferred Shares, the Company shall redeem all of the outstanding Series C Preferred Shares or Series C-1 Preferred Shares, as applicable, held by the requesting holder out of funds legally available therefor including capital, at a redemption price (the “Series C Redemption Price” or “Series C-1 Redemption Price”, as applicable) per Series C Preferred Share or Series C-1 Preferred Share equal to the original Series C Preferred Share or Series C1 Preferred Share issue price plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

(b)	Notwithstanding Article 8(ii) of the Articles of Association of the Company, at any time commencing on the fourth (4th) anniversary of the Series B, C and C-1 Redemption Start Date and subject to the Statute, at the option of a holder of the Series B Preferred Shares, the Company shall redeem all of the outstanding Series B Preferred Shares held by the requesting holder out of funds legally available therefor including capital, at a redemption price (the “Series B Redemption Price”) per Series B Preferred Share equal to
R = IPx(1.10)N, where
R = Series B Redemption Price;
IP = Original Issue Price; and
N = a fraction the numerator of which is the number of calendar days between the Original Series B Issue Date and the Series B Redemption Date (as defined below) and the denominator of which is 365,

plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.
(c)	A notice of redemption by the holders of the Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed shall be given by hand or by mail to the registered office of the Company at any time on or after the date falling thirty (30) days before the Series B, C and C-1 Redemption Start Date stating the date on or after the Series B, C and C-1 Redemption Start Date on which the Series B Preferred Shares Series C Preferred Shares or the Series C-1 Preferred Shares are to be

redeemed (the “Series B Redemption Date” the “Series C Redemption Date” or the “Series C-1 Redemption Date, as applicable), PROVIDED, HOWEVER, that the Series B Redemption Date the Series C Redemption Date or the or Series C-1 Redemption Date shall be no earlier than the Series B, C and C-1 Redemption Start Date or the date thirty (30) days after such notice of redemption is given, whichever is later. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of the Series B Preferred Shares, the Series C Preferred Shares or Series C-1 Preferred Shares stating the existence of such request, the Series B Redemption Price, the Series C Redemption Price or Series C-1 Redemption Price, and the the Series B Redemption Date, the Series C Redemption Date or the Series C-1 Redemption Date, as applicable and the mechanics of redemption. If the Series B Redemption Date, the Series C Redemption Date and Series C-1 Redemption Date are not on the same date, and if on the Series B Redemption Date, the Series C Redemption Date or Series C-1 Redemption Date, as applicable, the number of Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, as applicable, that may then be legally redeemed by the Company is less than the number of all Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed, as applicable, then (i) the number of Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares then redeemed, as applicable, shall be based ratably on all Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed, as applicable, and (ii) the remaining Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed, as applicable, shall be carried forward and redeemed as soon as the Company has legally available funds to do so. If the Series B Redemption Date, the Series C Redemption Date and the Series C-1 Preferred Shares are on the same date, and the aggregate number of Series B Preferred Shares, Series C Preferred Shares and Series C-1 Preferred Shares that may then be legally redeemed by the Company is less than the aggregate number of all Series B Preferred Shares, Series C Preferred Shares and Series C-1 Preferred Shares to be redeemed, then the Series C Preferred Shares or Series C-1 Preferred Shares that may legally be redeemed shall be redeemed prior to and in preference to any Series B Preferred Shares to be redeemed. Thereafter, any remaining Series C-1 Preferred Shares, Series C Preferred Shares and Series B Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so, with any remaining Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed at such time prior to and in preference to any Series B Preferred Shares to be redeemed. This practice shall continue until all Series C Preferred Shares, Series C-1 Preferred Shares and Series B Preferred Shares to be redeemed have been redeemed by the Company.
(d)	Before any holder of Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares shall be entitled for redemption under the provisions of Section 1 of this Schedule A, such holder shall surrender his or her certificate or certificates representing such Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the Series B Redemption Price, Series C Redemption Price or Series C-1 Redemption Price shall be payable to the order of the person whose name appears in the Register of Members as the owner of

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such shares, and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Series B Redemption Price, Series C Redemption Price or Series C-1 Redemption Price, upon amendment of the Company’s Register of Members in respect of the redemption and cancellation thereof, all dividends on such Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares designated for redemption on the Series B Redemption Date, the Series C Redemption Date or Series C-1 Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Series B Redemption Price, the Series C Redemption Price or Series C-1 Redemption Price thereof (including all accrued and unpaid dividends up to the Series B Redemption Date, the Series C Redemption Date or Series C-1 Redemption Date, as applicable), without interest, shall cease and terminate and such Series B Preferred Shares, Series C Preferred Shares shall cease to be issued shares of the Company.
(e)	If the Company fails (for whatever reason) to redeem any Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(f)	To the extent permitted by law, the Company shall procure that the profits of each subsidiary of the Company for the time being available for distribution shall be paid to it by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares required to be made pursuant to this Article.
2.	Dividends
(a)	No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company, including the dividends to be paid on the Series A Preferred Shares and the Series B Preferred Shares, unless and until dividends in like amount have been paid in full on the Series C Preferred Shares and the Series C-1 Preferred Shares (on an as-converted basis).

(b)	Each holder Series C Preferred Shares and Series C-1 Preferred Shares shall be entitled to receive, on an annual basis, preferential, non-cumulative dividends at the rate equal to the greater of (i) eight percent (8%) of the Original Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), and (ii) the dividend that would be paid with respect to the Common Shares into which the Series C Preferred Shares or Series C-1 Preferred Shares could be converted, in each case for each Series C Preferred Shares or Series C-1 Preferred Shares held by such holder, payable in cash when and as such cash becomes legally available therefore on parity with each other, prior and in preference to any dividend on any other Shares;

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provided that such dividends shall be payable only when, as, and if declared by the Board. All accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders Series C Preferred Shares or Series C-1 Preferred Shares immediately prior to the closing of a Qualified IPO.
(c)	No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company (except the Series C Preferred Shares and Series C-1 Preferred Shares), unless and until dividends in like amount have been paid in full on the Series B Preferred Shares (on an as-converted basis).

(d)	Each holder of a Series B Preferred Share shall be entitled to receive, on an annual basis, preferential, non-cumulative dividends at the rate equal to the greater of (i) eight percent (8%) of the Original Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), and (ii) the dividend that would be paid with respect to the Common Shares into which the Series B Preferred Share could be converted, in each case for each Series B Preferred Share held by such holder, payable in cash when and as such cash becomes legally available therefore on parity with each other, prior and in preference to any dividend on any other Shares; provided that such dividends shall be payable only when, as, and if declared by the Board. All accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of Series B Preferred Shares immediately prior to the closing of a Qualified IPO.

(e)	No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company (except the Series C Preferred Shares, the Series C-1 Preferred Shares and the Series B Preferred Shares), unless and until dividends in like amount have been paid in full on the Series A Preferred Shares (on an as-converted basis).

(f)	Each holder of a Series A Preferred Share shall be entitled to receive, on an annual basis, preferential, non-cumulative dividends at the rate equal to the greater of (i) eight percent (8%) of the Original Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), and (ii) the dividend that would be paid with respect to the Common Shares into which the Series A Preferred Share could be converted, in each case for each Series A Preferred Share held by such holder, payable in cash when and as such cash becomes legally available therefore on parity with each other, prior and in preference to any dividend on any other Shares; provided that such dividends shall be payable only when, as, and if declared by the Board. All accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of Series A Preferred Shares immediately prior to the closing of a Qualified IPO.

(g)	In addition to any dividend pursuant to Sections 2(b), 2(d) 2(f) and 2(h) above, the holder of Series C-1 Preferred Shares, the holders of Series C Preferred Shares, the

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holders of Series B Preferred Shares and the holders of Series A Preferred Shares shall be entitled to receive on a pari passu basis, when, as and if declared at the sole discretion of the Board, but only out of funds that are legally available therefore, cash dividends at the rate or in the amount as the Board considers appropriate.
3.	Liquidation Preference
(a)	Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:
(i)	Before any distribution or payment shall be made to the holders of any other class or series of shares of the Company (including the Series B Preferred Shares, the Series A Preferred Shares and the Common Shares), each holder of Series C Preferred Shares and Series C-1 Preferred Shares shall be entitled to receive an amount equal to the Original Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series C Preferred Share or Series C-1 Preferred Share then held by such holder. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series C Preferred Shares and Series C-1 Preferred Shares, then such assets shall be distributed among the holders of Series C Preferred Shares and Series C-1 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii)	After distribution or payment in full of the amount distributable or payable on the Series C Preferred Shares or Series C-1 Preferred Shares, pursuant to Section 3(a)(i) of this Schedule A, before any distribution or payment shall be made to the holders of any Series A Preferred Shares or Common Shares, each holder of Series B Preferred Shares shall be entitled to receive an amount equal to the Original Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series B Preferred Share then held by such holder. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series B Preferred Shares, then such assets shall be distributed among the holders of Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iii)	After distribution or payment in full of the amount distributable or payable on the Series B Preferred Shares pursuant to Section 3(a)(ii) of this Schedule A, before any distribution or payment shall be made to the holders of any Common

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Shares, each holder of Series A Preferred Shares shall be entitled to receive an amount equal to the Original Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A Preferred Share then held by such holder. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A Preferred Shares, then such assets shall be distributed among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.
(iv)	After distribution or payment in full of the amount distributable or payable on the Series A Preferred Shares pursuant to Section 3(a)(iii) of this Schedule A, the remaining assets of the Company available for distribution to Members shall be distributed among the holders of outstanding Common Shares, holders of Series C-1 Preferred Shares, Series C Preferred Shares, holders of Series B Preferred Shares and holders of Series A Preferred Shares on a pro-rata, as converted basis, plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), provided that the amount of distribution or payment to each holder of Series A Preferred Shares hereunder (including distribution or payment to such holder of Series A Preferred Shares pursuant to Section 3(a)(iii) of this Schedule A) shall not exceed five-hundred percent (500%) of the Original Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A Preferred Share then held by such holder.
(b)	Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Section 3(b) of Schedule A unless waived by the holders of at least fifty-one percent (51%) of the then outstanding Series A Preferred Shares (voting as a separate class), the holders of at least fifty-one percent (51%) of the then outstanding Series B Preferred Shares (voting as a separate class) and the holders of at least fifty-one percent (51%) of the then outstanding Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class):
(i)	any consolidation, amalgamation or merger of the Company with or into any Person, or any other corporate reorganization, including a sale or acquisition of Equity Securities of the Company, in which the Members of the Company immediately before such transaction own less than 50% of the Company’s voting power immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile);

(ii)	a sale of all or substantially all of the assets of the Company;

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(iii)	termination of, or making any unilateral amendments to, the Exclusive Business Cooperation and Service Agreement, Share Pledge Agreement, Exclusive Option Agreement, Business Operation Agreement and Power of Attorney, each entered into or executed by the Group Companies and/or the Founders; or

(iv)	the exclusive licensing of all or substantially all of the Company’s intellectual property to a third party.
and upon any such event, any proceeds resulting to the Members of the Company therefrom shall be distributed in accordance with the terms of paragraph (a) of this Section 3(b) of this Schedule A.

(c)	In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and Common Shares shall be determined in good faith by the Board, or by a liquidator if one is appointed. Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:
(i)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.
The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed. The holders of at least fifty-one percent (51%) of the then outstanding Series A Preferred Shares (voting as a separate class), the holders of at least fifty-one percent (51%) of the then outstanding Series B Preferred Shares (voting as a separate class) or the holders of at least fifty-one percent (51%) of the then outstanding shares of the Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class) shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 3(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.
4.	Voting Rights

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Notwithstanding Article 34, at all general meetings of the Company: (i) the holder of each Common Share issued and outstanding shall have one (1) vote in respect of each Common Share held, and (ii) the holder of each Series C-1 Preferred Share, the holder of each Series C Preferred Share, the holder of each Series B Preferred Share and the holder of each Series A Preferred Share shall be entitled to such number of votes as equals the whole number of Common Shares into which such holder’s collective Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and Articles, or as required by the Statute, the holders of Series C-1 Preferred Shares, the holders of Series C Preferred Shares, the holders of Series B Preferred Shares and holders of Series A Preferred Shares shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters put before the Members.
5.	Conversion Rights

The holders of the Series C-1 Preferred Shares, the holders of the Series C Preferred Shares, the holders of the Series B Preferred Shares and the holders of Series A Preferred Shares shall have the following rights described below with respect to the conversion of the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and/or the Series A Preferred Shares into Common Shares. Subject to the provisions of Section 5(b) of this Schedule A, the number of Common Shares to which a holder of Series A Preferred Shares shall be entitled upon conversion of any Series A Preferred Share shall be the quotient of the Original Issue Price divided by the then-effective Series A Conversion Price, the number of Common Shares to which a holder of Series B Preferred Shares shall be entitled upon conversion of any Series B Preferred Share shall be the quotient of the Original Issue Price divided by the then-effective Series B Conversion Price, the number of Common Shares to which a holder of Series C Preferred Shares shall be entitled upon conversion of any Series C Preferred Share shall be the quotient of the Original Issue Price divided by the then-effective Series C Conversion Price and the number of Common Shares to which a holder of Series C-1 Preferred Shares shall be entitled upon conversion of any Series C-1 Preferred Share shall be the quotient of the Original Issue Price divided by the then-effective Series C-1 Conversion Price. For the avoidance of doubt, subject to the provisions of Section 5(b) of this Schedule A, the initial conversion ratio for Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares to Common Shares shall be 1:1, and all shall be subject to adjustment based on adjustments of the Series C-1 Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, as applicable (the “Applicable Conversion Price” and each a “Conversion Price”), as set forth below:
(a)	Optional Conversion.
(i)	Subject to and in compliance with the provisions of this Section 5(a) of Schedule A, and subject to compliance with the requirements of the Statute, any

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Series C-1 Preferred Share may, at the option of the holder of more than fifty percent (50%) of the then outstanding Series C-1 Preferred Shares, any Series C Preferred Share may, at the option of the holder of more than fifty percent (50%) of the then outstanding Series C Preferred Shares, any Series B Preferred Share may, at the option of the holder of more than fifty percent (50%) of the then outstanding Series B Preferred Shares, and any Series A Preferred Share may, at the option of the holder of more than fifty percent (50%) of the then outstanding Series A Preferred Shares, be converted at any time into fully-paid and nonassessable Common Shares based on the then-effective Applicable Conversion Price.
(ii)	The holder of any Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares who is to convert such shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares being converted. Thereupon, the Company shall promptly amend the Register of Members accordingly and issue and deliver to such holder at such office a certificate or certificates for the number of Common Shares to which the holder is entitled. No fractional Common Shares shall be issued upon conversion of the Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, and the number of Common Shares to be so issued to a holder of Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares upon the conversion of such Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares (after aggregating all fractional Common Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Series C-1 Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be the holder of such Common Shares upon the appropriate amendment being made to the Register of Members of the Company.
(b)	Automatic Conversion.
(i)	Each Series C-1 Preferred Shares, Series C Preferred Share, Series B Preferred Share and Series A Preferred Share shall automatically be converted into Common Shares at the then effective Applicable Conversion Price, upon (i) the closing of a Qualified IPO, or (ii) the written consent of holders of more than fifty percent (50%) of the outstanding Series A Preferred Shares with respect to

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the automatic conversion of Series A Preferred Shares, more than fifty percent (50%) of the outstanding Series B Preferred Shares with respect to the automatic conversion of Series B Preferred Shares, more than fifty percent (50%) of the outstanding Series C Preferred Shares with respect to the automatic conversion of Series C Preferred Shares or more than fifty percent (50%) of the outstanding Series C-1 Preferred Shares with respect to the automatic conversion of Series C-1 Preferred Shares, voting as separate respective classes. In the event of the automatic conversion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares pursuant to the foregoing, the person(s) entitled to receive the Common Shares issuable upon such conversion of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares shall not be deemed to have converted such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares until immediately prior to the closing of such transaction.
(ii)	The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares unless the certificate or certificates evidencing such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly amend the Register of Members accordingly and issue and deliver at its office to the holder thereof a certificate or certificates for the number of Common Shares to which the holder is entitled. No fractional Common Shares shall be issued upon conversion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, and the number of Common Shares to be so issued to a holder of converting Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares (after aggregating all fractional Common Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Common Shares issuable upon the automatic conversion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares shall be the holder of such Common Shares upon the appropriate amendment being made to the Register of Members of the Company.

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(c)	Mechanics of Conversion. The conversion hereunder of any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares (the “Converted Shares”) shall be effected in the following manner:
(i)	The Company shall redeem the Converted Shares for aggregate consideration (the “Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board, of any other assets which are to be distributed upon such conversion.

(ii)	Concurrent with the redemption of the Converted Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Converted Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(iii)	Upon application of the Redemption Amount, the Company shall issue to the holder of the Converted Share and amend the Register of Members of the Company in respect of all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.
(d)	Initial Conversion Price. The “Series A Conversion Price” shall initially equal the Original Issue Price for the Series A Preferred Shares, the “Series B Conversion Price” shall initially equal the Original Issue Price for the Series B Preferred Shares, the “Series C Conversion Price” shall initially equal the Original Issue Price for the Series C Preferred Shares and the “Series C-1 Conversion Price” shall initially equal the Original Issue Price for the Series C-1 Preferred Shares subject to adjustment from time to time as provided below in Section 5(e) of this Schedule A.

(e)	Adjustments to Conversion Price.
(i)	Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series C-1 Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series C-1 Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)	Adjustment for Common Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution to the holders of

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Common Shares payable in Additional Equity Securities, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series C-1 Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii)	Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share and/or Series C-1 Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)	Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share and/or any Series C-1 Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)	Issuance of Additional Equity Securities below the Conversion Price.

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(A)	Adjustment of Series C-1 Conversion Price Upon Issuance of Additional Equity Securities.
(1)	In the event the Company shall at any time after the Original Series C-1 Issue Date issue Additional Equity Securities, without consideration or for a consideration per share less than the Series C-1 Conversion Price in effect immediately prior to such issue, then the Series C-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B)/(A + C).

(2)	For purposes of the foregoing formula, the following definitions shall apply:
(a)	CP2 shall mean the Series C-1 Conversion Price in effect immediately after such issue of Additional Equity Securities;

(b)	CP1 shall mean the Series C-1 Conversion Price in effect immediately prior to such issue of Additional Equity Securities;

(c)	“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Equity Securities, treating for this purpose as outstanding all Common Shares issuable upon exercise of Common Share Equivalents outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series C-1 Preferred Shares) outstanding (assuming exercise of any outstanding Common Share Equivalents therefor) immediately prior to such issue;

(d)	“B” shall mean the number of Common Shares that would have been issued if such Additional Equity Securities had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Company in respect of such issue by CPI); and

(e)	“C” shall mean the number of such Additional Equity Securities issued in such transaction.

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(B)	Adjustment of Series C Conversion Price Upon Issuance of Additional Equity Securities.
(1)	In the event the Company shall at any time after the Original Series C Issue Date issue Additional Equity Securities, without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CPI * (A + B) / (A + C).

(2)	For purposes of the foregoing formula, the following definitions shall apply:
(a)	CP2 shall mean the Series C Conversion Price in effect immediately after such issue of Additional Equity Securities;

(b)	CPI shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Equity Securities;

(c)	“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Equity Securities, treating for this purpose as outstanding all Common Shares issuable upon exercise of Common Share Equivalents outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series C Preferred Shares) outstanding (assuming exercise of any outstanding Common Share Equivalents therefor) immediately prior to such issue;

(d)	“B” shall mean the number of Common Shares that would have been issued if such Additional Equity Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CPI); and

(e)	“C” shall mean the number of such Additional Equity Securities issued in such transaction.

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(C)	Adjustment of Series B Conversion Price Upon Issuance of Additional Equity Securities. In the event that after the Original Series B Issue Date the Company shall issue any Additional Equity Securities without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the applicable Series B Conversion Price shall (except as otherwise provided in this Section 5(e)(v)) be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which the Additional Equity Securities are issued.

(D)	Adjustment of Series A Conversion Price Upon Issuance of Additional Equity Securities.
(1)	In the event the Company shall at any time after the Original Series A Issue Date issue Additional Equity Securities, without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

(2)	For purposes of the foregoing formula, the following definitions shall apply:
(a)	CP2 shall mean the Series A Conversion Price in effect immediately after such issue of Additional Equity Securities;

(b)	CPI shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Equity Securities;

(c)	“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Equity Securities, treating for this purpose as outstanding all Common Shares issuable upon exercise of Common Share Equivalents outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series A Preferred Shares) outstanding (assuming exercise of any outstanding Common Share Equivalents therefor) immediately prior to such issue;

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(d)	“B” shall mean the number of Common Shares that would have been issued if such Additional Equity Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)	“C” shall mean the number of such Additional Equity Securities issued in such transaction.
(E)	Determination of Consideration. For the purpose of making any adjustment to any Conversion Price or the number of Common Shares issuable upon conversion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares, as provided above:
(1)	To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)	To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, including the affirmative vote of the Series A Director, the Series B Director and the Series C Director), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)	In the event Additional Equity Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such Additional Equity Securities and such other shares or securities or other assets, the consideration received by the Company shall be the proportion of such consideration so received with respect to such Additional Equity Securities, computed as provided in subsection (1) and (2) above, as determined in good faith by the Board.
(F)	No Exercise. If all of the rights to exercise, convert or exchange any Common Share Equivalents shall expire without any of such rights having been exercised, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or the Series C-1 Conversion Price as adjusted upon the issuance of such Common Share

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Equivalents shall be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series C-1 Conversion Price which would have been in effect had such adjustment been made.
(vi)	Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 5 of Schedule A are not strictly applicable, but the failure to make any adjustment to any Conversion Price would not fairly protect the conversion rights of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 5 of Schedule A necessary to preserve, without dilution, the conversion rights of such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares.

(vii)	Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Equity Securities issued or sold or deemed to have been issued or sold, (ii) the number of Additional Equity Securities issued or sold or deemed to be issued or sold, (iii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series C-1 Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares after such adjustment or readjustment.

(viii)	Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares as set forth herein, the Company shall give notice to the holders of such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably

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necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series C-1 Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(ix)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares, all outstanding Series B Preferred Shares, all outstanding Series C Preferred Shares and all outstanding Series C-1 Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all the then outstanding Series A Preferred Shares, all the then outstanding Series B Preferred Shares, all the then outstanding Series C Preferred Shares and all the then outstanding Series C-1 Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(x)	Notices. Notwithstanding Article 92, any notice required or permitted pursuant to this Section 5 of Schedule A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xi)	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect

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to the issue or delivery of Common Shares upon conversion of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or Series C-1 Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Converted Shares were registered.
6.	Acts of the Company.
(a)	Consent of Holders of a Majority Preferred Shares. For so long as at least more than 1,000,000 shares of Series A Preferred Shares, more than 1,000,000 shares of Series B Preferred Shares or more than an aggregate of 1,000,000 Series C Preferred Shares and Series C-1 Preferred remain outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and Articles, the Company shall not take any of the following actions without the consent of the holders of at least two of the following: i) fifty-one percent (51%) of the then-outstanding Series A Preferred Shares (voting as a separate class); ii) fifty-one percent (51%) of the then-outstanding Series B Preferred Shares (voting as a separate class); and iii) fifty-one percent (51%) of the then-outstanding shares of the Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class):
     (i) Sell or issue any equity or debt security or warrant, option or other right to purchase any equity or debt security (with the exception of any shares issued pursuant to the ESOP or upon conversion of Preferred Shares);
     (ii) Declare or pay any dividend or distribution that otherwise results in the redemption or repurchase of any equity security;
     (iii) Redeem or repurchase of any shares of the Company other than the redemption or repurchase of shares reserved or issued pursuant to the ESOP at cost or pursuant to the Company’s exercise of rights of first refusal over such shares;
     (iv) Make or do anything which results in any acquisitions, sale of control or assets, merger, consolidation, joint venture or partnership arrangements or incorporate any subsidiary or pass any resolution relating to reduction of share capital, dissolution or liquidation;
     (v) Increase or decrease the authorized share capital of the Company;
     (vi) Adversely alter or change the rights, preferences or privileges of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, or Series C-1 Preferred Shares or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, as the case may be;

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     (vii) Amend or waive any provision of the Memorandum or Articles in a manner that would adversely alter or change the rights, preferences or privileges of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, as the case may be;
     (viii) Increase or decrease the authorized size of the Board or any committee thereof;
     (ix) Approve any issuance of equity securities by any member of the Group Company or any investment, or divestiture or sale of any interest, in any member of the Group Company;
     (x) Incur any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money in excess of US$250,000 in aggregate at any time outstanding;
     (xi) Sell all or substantially all of the Company’s intellectual property, or grant licensing right to all or substantially all of the Company’s intellectual property to a third party; or
     (xii) the liquidation or dissolution of any Group Company.
(b)	Super Majority Board Consent. For so long as any Preferred Shares remain outstanding, in addition to any other vote or consent required herein or in the Memorandum and Articles, the Company shall not take any of the following actions without the consent of at least two-thirds majority of the Board (including the affirmative votes of the Series A Director so long as at least 1,000,000 Series A Preferred Shares remain outstanding, the Series B Director so long as at least 1,000,000 Series B Preferred Shares remain outstanding and the Series C Director so long as at least 1,000,000 Series C Preferred Share or Series C-1 Preferred Shares remain outstanding):
     (i) unless otherwise provided for in the Company’s annual budget, the incurrence of indebtedness in excess of US$100,000 by the Company individually or in the aggregate during any fiscal year;
     (ii) unless otherwise provided for in the Company’s annual budget, the purchase or lease by the Company of any asset valued in excess of US$100,000 individually or in the aggregate during any fiscal year;
     (iii) unless otherwise provided for in the Company’s annual budget, the investment by the Company in any other entity in excess of US$100,000 individually or in the aggregate during any fiscal year;

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     (iv) unless otherwise provided for in the Company’s annual budget, the increase in compensation of any of the five (5) most highly compensated employees of the Company by more than 10% in a twelve (12) month period;
     (v) any incurrence of any security interest, lien or other encumbrance on any assets of the Company;
     (vi) the approval or amendment of the Company’s annual budget;
     (vii) the adoption or amendment of any employee stock option plan of the Company or any award agreement between the Company and any employees, directors or consultants regarding grant of any options under such plan;
     (viii) the approval of or any material change in the Company’s business plan;
     (ix) the approval of any transaction or series of transactions between the Company and any shareholder, director, officer or employee of the Company or their Affiliates, any Affiliates of the Company, or any shareholder, director, officer or employee of such Affiliates of the Company (except for transactions between Group Companies, provided such Group Companies provide consolidated financial statements); or
     (x) the appointment or removal of the Chief Executive Officer, the Chief
Financial Officer, and Chief Accountant of the Company.
7.	Appointment and Removal of Directors
(a)	There shall be a Board consisting of up to seven (7) persons, unless increased by a resolution adopted by resolution of the Board and with the consent required pursuant to Section 6 of Schedule A.

(b)	Notwithstanding Article 71, all Directors shall be elected by a majority vote of outstanding Common Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series C-1 Preferred Shares (voting together and not as separate classes), provided that:
(i)	For as long as the holders of Series C Preferred Shares or Series C-1 Preferred Shares, their successors in interest, or their Affiliates hold more than 1,000,000 Series C Preferred Shares, Series C-1 Preferred Shares or Common Shares issued upon conversion thereof, one (1) director shall be elected by majority vote of the Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class), (the “Series C Director”), and by the same vote shall be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

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(ii)	For as long as the holders of Series B Preferred Shares, their successors in interest, or their Affiliates hold more than 1,000,000 Series B Preferred Shares or Common Shares issued upon conversion thereof, one (1) director shall be elected by majority vote of holders Series B Shares, (the “Series B Director”), and by the same vote shall be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(iii)	For as long as the holders of Series A Preferred Shares, their successors in interest, or their Affiliates hold more than 1,000,000 Series A Preferred Shares or Common Shares issued upon conversion thereof, one (1) director shall be elected by majority vote of holders Series A Shares, (the “Series A Director”), and by the same vote shall be entitled to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(iv)	The holders of Common Shares, voting together as a separate class, shall be entitled to nominate and elect two (2) Directors (each, a “Common Director”) to the Board, and shall also be entitled to remove any Director occupying such position(s) and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).

(v)	Immediately before the first confidential filing of an initial public offering in US stock exchange or other exchange approved by the Board of Directors, the Common Directors, Series A Director, Series B Director and Series C Director (or whichever outstanding Directors then sit on the Board) shall jointly be entitled to nominate and elect two (2) Directors to the Board, and shall also be entitled to remove any Director occupying such position(s) and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position(s).
(c)	Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series of shares.

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